EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

                            CORPORACION PIPASA, S.A.
                          CORPORACION AS DE OROS, S.A.
                          RESTAURANTES AS DE OROS, S.A.


                                      -73-


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